EXHIBIT 32.1
Statement of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of KCG Holdings, Inc. (the “Company”) for the quarter ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel Coleman, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or, 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ DANIEL COLEMAN
Name: Title:	Daniel Coleman Chief Executive Officer
Date:	May 8, 2017
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.